Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended and presents the pro forma effects of the acquisition (such transaction, the “Acquisition”) by Amaze Holdings, Inc., a Nevada corporation (“Amaze Holdings” or the “Company”), of Amaze Software, Inc., a Delaware corporation (“Amaze Software”) for total Series D Preferred Stock and warrants consideration of $75 million completed as of March 7, 2025 (“Closing Date”).

Description of the Acquisition

On March 7, 2025, the Company completed the acquisition of Amaze Software, Inc. (the “Acquisition”), pursuant to the Amended and Restated Agreement and Plan of Merger dated as of March 7, 2024 (the “Merger Agreement”) by and among the Company, Amaze Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Amaze Software, Inc., the stockholders of Amaze Software, and Aaron Day, solely in his capacity as the Holders’ Representative. Amaze Software is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services.

Pursuant to the Merger Agreement, (i) Merger Sub merged with and into Amaze Software with Amaze Software as the surviving company and a wholly owned subsidiary of the Company, and (ii) the aggregate merger consideration paid by the Company in connection with the Acquisition included 750,000 shares of the Company’s Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), plus warrants (the “Merger Warrants”) to purchase an aggregate of 8,750,000 shares of the Company’s common stock.

Accounting for the Acquisition

The Acquisition was accounted for as a business combination using the acquisition method with Amaze Holdings as the accounting acquirer in accordance with Accounting Standards Codification Topic 805 (“ASC 805”), Business Combinations. Under ASC 805, assets acquired and liabilities assumed in a business combination are to be recognized and measured at their estimated acquisition date fair value.

Basis of Pro Forma Presentation

The Acquisition has been accounted for in the Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 2025, and the year ended December 31, 2024, as if the Acquisition had been completed on January 1, 2024.

A pro forma balance sheet is not presented, as the Company’s most recent balance sheet already reflects the Acquisition.

This unaudited pro forma combined financial information was based on and should be read in conjunction with:

●	The Company’s historical financial statements and accompanying notes in its Form 10-Q for the three months ended March 31, 2025;
●	The Company’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
●	The historical financial information of Amaze Software, Inc. for the year ended December 31, 2024.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of results that would have occurred has the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to be indicative of the future financial position or operating results of the combined entity. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompany notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma combined financial information.

AMAZE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2025

	Amaze Holdings, Inc.	Amaze Software, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$42,129	$284,802	$—		$326,931
Cost of revenue	43,375	56,560	—		99,935
Gross profit (loss)	(1,246)	228,242	—		226,996

Selling, general and administrative expenses	1,013,818	3,978,521	—		4,992,339
Equity-based comp	—	421,744	(421,744)	A	—
Depreciation and amortization	—	3,745	(2,071)	B	1,674
Operating loss	(1,015,064)	(4,175,768)	423,815		(4,767,017)

Other income (expense)
Other income	41,293	6,166	(41,293)	C	6,166
Other expense	—	(366,800)	—		(366,800)
Interest expense	(183,857)	(185,579)	54,827	D	(314,609)
Unrealized loss on equity investment	(4,000)	—	—		(4,000)
Gain on extinguishment of liabilities	18,301	—	—		18,301
Total other income (expense)	(128,263)	(546,213)	13,534		(660,942)

Net loss	(1,143,327)	(4,721,981)	437,349		(5,427,959)
Preferred dividends – Series A	56,100	—	—		56,100
Net loss attributable to common stockholders	$(1,199,427)	$(4,721,981)	$437,349		$(5,484,059)

Weighted average shares outstanding
Basic	16,713,398				16,713,398
Diluted	16,713,398				16,713,398

Net loss per share - basic	(0.07)				(0.33)
Net loss per share - diluted	(0.07)				(0.33)

AMAZE HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Year Ended December 31, 2024

	Amaze Holdings, Inc.	Amaze Software, Inc.	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$299,065	$8,068,119	$—		$8,367,184
Cost of revenue	304,884	1,482,100	—		1,786,984
Gross profit (loss)	(5,819)	6,586,019	—		6,580,200

Selling, general and administrative expenses	3,112,840	18,095,661	—		21,208,501
Equity-based compensation	6,249	1,669,970	(1,669,970)	A	6,249
Depreciation and amortization	—	209,301	(14,107)	B	195,194
Operating loss	(3,124,908)	(13,388,913)	1,684,077		(14,829,744)

Other income (expense)
Other income	36,977	—	(36,888)	C	89
Other expense	—	(261,285)	—		(261,285)
Interest expense	(155,409)	(1,810,634)	368,350	D	(1,597,693)
Unrealized loss on equity investment	(33,500)	—	—		(33,500)
Gain on extinguishment of liabilities	757,854	—	—		757,854
Total other income (expense)	605,922	(2,071,919)	331,462		(1,134,535)

Net loss	(2,518,986)	(15,460,832)	2,015,539		(15,964,279)
Preferred dividends – Series A	163,055	—	—		163,055
Net loss attributable to common stockholders	$(2,682,041)	$(15,460,832)	$2,0150,539		$(16,127,334)

Weighted average shares outstanding
Basic	16,114,964				16,114,964
Diluted	16,114,964				16,114,964

Net loss per share - basic	(0.17)				(1.00)
Net loss per share - diluted	(0.17)				(1.00)

AMAZE HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Pro Forma Presentation

Basis of Preparation of the Pro Forma Information

The Unaudited Pro Forma Combined Statements of Operations have been prepared using, and should be read in conjunction with, the following:

●	The Company’s historical financial statements and accompanying notes in its Form 10-Q for the three months ended March 31, 2025;
●	The Company’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024;
●	The historical financial information of Amaze Software, Inc. for the year ended December 31, 2024.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The Transaction Accounting Adjustments reflecting the Acquisition based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The Transaction Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the Transaction Accounting Adjustments, and it is possible such differences may be material. The Company believes that these assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisition based on information available to management at the time and that the Transaction Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

Accounting for the Transaction

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and is based on the historical financial statements of Amaze Holdings and Amaze Software. The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) 805, Business Combinations, with the Company as the accounting acquirer, and uses the fair value concepts defined in ASC 820, Fair Value Measurement.

ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, ASC 805 requires that the consideration transferred be measured at the date the Acquisition is completed.

ASC 820 defines the term “fair value,” sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, Amaze Holdings may be required to record the fair value of assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Amaze Holding’s intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Under the acquisition method of accounting, the assets acquired and liabilities assumed are recorded, as of the completion of the Acquisition, primarily at their respective fair values, with the excess of the purchase consideration over the fair value of Amaze Software’s net assets, allocated to goodwill, if any, and added to those of Amaze Holdings. Financial statements and reported results of operations of Amaze Holdings issued after completion of the Acquisition will reflect these values and will not be retroactively restated to reflect the historical financial position or results of operations of Amaze Software. The pro forma allocation of the purchase price reflected in the unaudited pro forma combined financial information is preliminary and thus subject to adjustment and may vary materially from the final purchase price allocation that will be completed within the measurement period, but in no event later than one year following the Closing Date.

Under ASC 805, acquisition-related transaction costs (e.g., advisory, legal and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which such costs are incurred.

The unaudited pro forma combined financial statements do not include any adjustments to the realization of any costs (or cost savings) from operating efficiencies, synergies, or other restructuring activities that might result from the Amaze Software Acquisition. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that the Company believes are reasonable under the circumstances.

The unaudited pro forma combined financial information is presented for informational purposes only and does not necessarily indicate the financial results of the combined company had the companies been combined at the beginning of the period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company.

Note 2 – Accounting Policies and Reclassifications

Upon consummation of the Amaze Software Acquisition, the Company performed a comprehensive review of the two entities’ accounting policies. Based on its analysis, the Company did not identify any differences that would have a material impact on the unaudited pro forma combined financial information. As a result, the unaudited pro forma combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align Amaze Software’s financial statement presentation with that of Amaze Holdings, Inc.

Note 3 – Transaction and Estimated Purchase Consideration

Under the Merger Agreement, the aggregate consideration for the Amaze Software Assets consisted of Series D Preferred Stock and Warrants for $75 million.

The estimated purchase price allocation is based on preliminary estimates of fair value as follows:

Preliminary Amount Recognized as of the Acquisition Date
Assets acquired
Cash	$592,000
Accounts receivable	24,000
Prepaid expenses and other	599,000
Computer equipment, net	9,000
Goodwill	98,037,000
Total assets acquired	$99,261,000
Liabilities assumed
Accounts payable	$(6,363,000)
Accrued expenses	(2,236,000)
Accrued sales tax	(1,992,000)
Accrued creator commission	(2,416,000)
Deferred revenues	(3,768,000)
Note payable, current portion	(7,486,000)
Total liabilities assumed	$(24,261,000)
Net assets acquired	75,000,000

The Acquisition was recorded as a business combination on a preliminary valuation of assets acquired and liabilities assumed at their acquisition date fair values using unobservable inputs that are supported by little or no market activity and are significant to their fair value of the assets and liabilities (“Level 3” inputs). We expect to complete our purchase price allocation as soon as reasonably possible, not to exceed one year from the acquisition date. Adjustments to the preliminary purchase price allocation could be material. Goodwill represents the excess of the purchase price consideration over the preliminary valuation of the net assets acquired.

Note 4 – Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statements of Operations

The Transaction Accounting Adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2025, and the year ended December 31, 2024, are as follows:

(A) Represents pro forma adjustment to eliminate equity-based compensation as this was not included in the Acquisition.

(B) Represents pro forma adjustment for intangible asset amortization that was initially allocated $0 at the time of the Acquisition.

(C) Represents pro forma adjustment to eliminate interest income associated with a note receivable that was forgiven at the time of the acquisition.

(D) Represent pro forma adjustments to eliminate interest expense associated with a note payable that was forgiven and a notes payable that were converted at the time of the Acquisition.